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                                                                    Exhibit B-32

                                     BY-LAWS

                                       OF

                                  I.W.C., INC.

                                    ARTICLE I

                            Meetings of Shareholders

     Section 1. Annual meetings of the shareholders shall be held on the second Thursday of February of each year, beginning in the year 1980, at such hour and at such place within or without the State of Indiana as shall be designated by the President or the Board of Directors of the Corporation, and specified in the notice of said meeting. In the absence of designation, the meeting shall be held at the principal office of the Corporation. If the day fixed for any annual meeting of the shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following day that is not a legal holiday.

     Section 2. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors, President of the Corporation or shareholders holding not less than one-fourth of all shares of all classes outstanding and entitled to vote at the meeting.

Such meeting shall be held at such time and place, within or without the State of Indiana, as shall be specified by the caller or callers of the meeting in the notice thereof.

     Section 3. A written notice, stating the place, day and hour of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation or by the persons calling the meeting, to each shareholder of record of the Corporation entitled to vote at such meeting at least ten days before the of the meeting. Such notice, if mailed, shall be mailed, postage prepaid, to each shareholder at his post office address as the same appears upon the records of the Corporation. Notice of shareholders' meetings may be waived in writing by any shareholder or by his proxy, if authorized so to do, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Each shareholder who has in the manner above provided waived notice of a shareholders' meeting or who personally or by proxy attends a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting.

     Section 4. Except as otherwise provided in The Indiana General Corporation Act, as amended, each share the capital stock of any class of the Corporation represented in person or by proxy at any annual or special meeting of shareholders shall entitle the record holder

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thereof, or his proxy, to one vote upon each question which comes before the meeting.

     Section 5. At all meetings of shareholders a majority of the shares of the outstanding capital stock of the Corporation entitled to vote at such meeting, represented at the meeting in person or by proxy, shall constitute a quorum. Any meeting of shareholders, including annual and special meetings or any adjournments thereof, may be adjourned to a later date although less than a quorum be present.

     Section 6. At all meetings of shareholders all questions shall be determined by a majority vote of the shares present in person or represented by proxy at the meetings

     Section 7. Only such persons shall be entitled to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation for such number of days, not exceeding fifty, immediately preceding the meeting as the Board of Directors shall determine, or, in the absence of such determination, at the close of business on the fifteenth day preceding the date of such meeting.

     Section 8. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Proxies may be limited to a particular meeting or may be general and authorize the person named in the proxy to represent the shareholder at any meeting of shareholders held within the time specified therein. No proxy shall be valid after eleven months from the date of execution unless a longer time is expressly provided therein. Any proxy may authorize the person named therein to receive, or to waive, notice of any shareholders' meeting within the effective period of such proxy. Such proxy shall be lodged with the Secretary.

     Section 9. Any or all of the members of the Board of Directors may be removed, without cause, at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. No Director shall be removed without cause except as provided in this Section.

     Section 10. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if, prior to such action, a written consent thereto is signed by all of the shareholders entitled to vote thereon and such consent is filed with the minutes of the proceedings of the shareholders.

                                   ARTICLE II

                                    Directors

     Section 1. The business of the Corporation shall be managed by a Board of Directors consisting of three Directors. The term of the Directors shall be one year. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be

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filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum), the term of which successor shall extend until the next annual or special meeting of the shareholders. If such vacancy or vacancies leaves the Board of Directors with no members or if the vote of the remaining members of the Board shall result in a tie, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose. The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

     Section 2. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies, and the act of a majority of the Directors present at the meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or the Articles of Incorporation of the Corporation.

     Section 3. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of electing officers of the Corporation for the ensuing year and of transacting such other business as properly may come before the meeting.

     Section 4. Special meetings of the Board of Directors may be called by the President of the Corporation or by any member of the Board of Directors upon twenty-four hours' notice given personally or by telephone or telegraph to each Director or by mail, if mailed at least five days before such meeting. The notice however given shall specify the purpose of the meeting. Such special meetings may be held at such place, either within or without the State of Indiana, as shall be specified n the call of said special meeting. Notice of the time, place and call of any meeting of the Board may be waived in writing if the waiver sets out in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting of Board shall constitute a waiver of notice of such meeting and of the time, place and call thereof.

     Section 5. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board and such consent is filed with the minutes of the proceedings of the Board.

                                   ARTICLE III

                                    Officers

     Section 1. The officers of the Corporation shall consist of the President, the Secretary and the Treasurer The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers or assistant officers as the Board of Directors may from time to time determine by resolution creating the office and defining the duties thereof. The officers shall be elected by the Board of Directors and need not be selected from among the members of the Board of Directors, except for the President who shall be a member of such Board. Any two or more offices

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may be held by the same person except the offices of President and Secretary.
Except in the filling of vacancies or newly created offices, officers shall be elected at the annual meeting of the Board of Directors held after the annual meeting of the shareholders, and each officer, whenever elected, shall, subject to the provisions of Section 2, hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified.

     Section 2. The Board of Directors, by a majority vote of said Board, may remove any officer, with or without cause. Vacancies in such offices, however occurring, may be filled by a majority vote of the Board at any meeting of the Board.

     Section 3. The President of the Corporation shall have and may exercise all of the powers and duties usual to that office.

     Section 4. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the President may, from time to time, delegate to him.

     Section 5. The Treasurer shall perform all of the duties customary to that office, including the duty of supervising the keeping of the records of the receipts and disbursements of the Corporation. He shall submit to the Board of Directors at the annual meeting and at such other times as the Board may require full statements showing in detail the financial condition and affairs of the Corporation. He shall give such bond, if any, for the faithful performance of his duties as the Board of Directors may require

     Section 6. In the absence or inability of the Treasurer, the Assistant Treasurer, if any, shall perform only such duties as are herein or specifically assigned to in writing, by the Board of Directors or the President of the Corporation.

     Section 7. The Secretary shall be the custodian of the books, papers and the records of the Corporation and of its corporate seal. He shall keep the minutes of the meetings of the shareholders and of the Board of Directors enter the same in the minute book of the Corporation. He shall perform all of the other duties usual in the office of Secretary of a corporation.

     Section 8. In the absence or inability of the Secretary, the Assistant Secretary, if any, shall perform only such duties as are provided herein or specifically assigned to him in writing, by the Board of Directors or the President of the Corporation.

     Section 9. The Board of Directors may, at its discretion, from time to time, fix the salary of any officer by resolution placed of record in the minutes.

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                                   ARTICLE IV

                                     Checks

     All checks, drafts or other orders for the payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolution adopted by the Board of Directors and spread of record in the minute book of the Corporation.

                                    ARTICLE V

                                      Loans

     Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and spread of record in the minute book shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation's behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith, as may be authorized from time to time by such Board.

                                   ARTICLE VI

                             Execution of Documents

     The President and Secretary shall, in the Corporation's name, sign all deeds, leases, contracts or similar documents that may be authorized by the Board of Directors unless otherwise directed by the Board of Directors or otherwise provided herein or in the Corporation's Articles of Incorporation, or as otherwise required by law.

                                   ARTICLE VII

                                      Stock

     Section 1. Certificates for shares of the capital stock of the Corporation shall be signed by the President and the Secretary and the seal of the Corporation, if any, shall be thereto affixed.

     Section 2. The stock of the Corporation shall be transferred on the books of the Corporation and only upon a surrender of the certificate therefor, properly endorsed by the registered holder in person or by his attorney-in-fact and duly witnessed.

     Section 3. The Corporation shall keep at its principal office a stock register or transfer book showing such information as is commonly required to be shown by stock transfer books.

Such book shall permit the Corporation to distinguish between stock issued pursuant to a plan for issuance of Section 1244 stock and any other stock which may be issued by the Corporation.

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     Section 4. The form of the certificates for shares of the capital stock of the Corporation shall be as follows:

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF INDIANA

Number                                                               Shares

------------                                                         -----------

                                  I.W.C., Inc.
                      Authorized Capital Stock 1,000 Shares
                                  No Par Value

          THIS CERTIFIES THAT __________________________ is the registered holder of _______ Shares of No Par Value each of the Capital Stock of

                                  I.W.C., Inc.
                         (Fully Paid and Nonassessable)

     transferable only on the books of the Corporation by the holder hereof in person or by attorney upon the surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation this _____ day of ___________, 197__.


-------------------------------------   ----------------------------------------
Secretary                               President

                            Shares No Par Value Each

                                   ARTICLE IX

                                      Seal

     The corporate seal of the Corporation shall, if the Corporation elects to have one, be in the form of a disc, with the words "I.W.C., INC." and "INDIANA" on the periphery thereof and the word "SEAL" in the center.

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                                   ARTICLE IX

                                  Miscellaneous

     Section 1. The provisions of The Indiana General Corporation Act, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

     Section 2. The fiscal year of the Corporation shall end at such time as the Directors shall determine by preparing and submitting the first federal income tax return of the Corporation.

                                    ARTICLE X

                                   Amendments

     These By-Laws may be rescinded, changed or amended at any regular or special meeting of the Board of Directors if a notice or waiver of notice for said meeting shall have stated the sections of the By-Laws proposed to be rescinded, changed or amended.

                      INITIAL SUBSCRIPTION TO CAPITAL STOCK

     Indianapolis Water Company hereby subscribes to three (3) shares of the common stock of I.W.C., Inc., a corporation to be formed under the Indiana General Corporation Act, as amended, at the price of $400.00 per share. Indianapolis Water Company hereby represents to I.W.C., Inc. that shares are being purchased for purposes of investment and not with a present intention of distribution or sale.

Dated February 16, 1979

                                        INDIANAPOLIS WATER COMPANY


                                        By /s/ Dale B. Luther
                                           -------------------------------------
                                        Dale B. Luther
                                        Vice President and Treasurer

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                                                                    Exhibit B-32

                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                            HARBOUR WATER CORPORATION

     The undersigned, being all of the directors of Harbour Water Corporation, an Indiana corporation (the "Corporation"), do hereby consent and agree to the adoption of the following resolutions pursuant to the authority of Section 23-1-34-2 of the Indiana Business Corporation Law, in lieu of holding a special meeting of the directors of the Corporation:

                           RESOLUTION AMENDING BY-LAWS

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to change the date of the annual meeting of the stockholders.

     WHEREAS, The director of the Corporation believes it to be in the best interests of the Corporation to amend the By-Laws to provide for a range in the number of directors to be not less than one and not more than five.

     NOW, THEREFORE, BE IT RESOLVED, that Article I, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended to read as follows

          "Section 1. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday in the month of May of each year, if such day is not a legal holiday, and if a holiday, then on the next business day which is not a legal holiday. If for any reason the annual meeting of the stockholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than the date which is five months after the close of the Corporation's fiscal year, or the date which is fifteen months after the last annual meeting, whichever is earlier. Such date and time of meeting may be changed by action of the Board of Directors."

     BE IT FURTHER RESOLVED, That Article II, Section 1, of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended and restated to read as follows:

          "Section 1. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than five (5) as determined from time to time by resolution of the Board of Directors or by

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     the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as may be provided elsewhere in the By-Laws, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-Laws. Directors need not be stockholders"

Dated and effective as Tuesday, June 1st, 2004.

                                        /s/ Samuel W. Miller, Jr.
                                        ----------------------------------------
                                        Samuel W. Miller, Jr.
                                        Director

                                        Being the sole director of the
                                        Corporation